UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2023

Windtree Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39290	94-3171943
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 Kelly Road, Suite 100, Warrington, Pennsylvania	18976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 488-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	WINT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02            Results of Operations and Financial Condition.

Windtree Therapeutics, Inc. (the “Company”) is disclosing certain preliminary financial results for the first quarter ended March 31, 2023.

Preliminary First Quarter Results:

Based on information currently available, the Company estimates that as of March 31, 2023, cash and cash equivalents were approximately $4.2 million and net cash used before financing activities for the first quarter of 2023 was $2.9 million.

The Company’s estimates of its cash and cash equivalents as of March 31, 2023 and net cash used before financing activities for the first quarter of 2023 are preliminary and actual results may differ from these estimates due to the completion of the Company’s closing procedures with respect to the three months ended March 31, 2023, final adjustments and other developments that may arise between now and the time the financial results for the three months ended March 31, 2023 are finalized. As such, these estimates should not be viewed as a substitute for the Company’s unaudited financial statements for the three months ended March 31, 2023 prepared in accordance with U.S. generally accepted accounting principles. The Company’s expected results could change materially and are not necessarily indicative of the results to be achieved for three months ended March 31, 2023 or any future period. As a result of the foregoing considerations and the other limitations described herein, investors are cautioned not to place undue reliance on this preliminary financial information. The Company does not undertake any obligation to publicly update or revise these estimates, except as required by law.

The information contained in this Item 2.02 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The Company may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Examples of forward-looking statements in this Current Report on Form 8-K include statements regarding the Company’s preliminary financial results for the quarter ended March 31, 2023. Such statements are based on information available to the Company as of the date of this Current Report on Form 8-K and are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from the Company’s current expectations. Such risks and uncertainties are described in the Company’s periodic reports, including its annual report on Form 10-K and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. Any forward-looking statements that the Company makes in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K. The Company assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise, after the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 6, 2023	Windtree Therapeutics, Inc.

	By:	/s/ Craig E. Fraser
Name: Craig E. Fraser
Title: President and Chief Executive Officer